EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of first Community Corporation (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael C. Crapps

Michael C. Crapps
Chief Executive Officer
May 12, 2003

/s/Joseph G. Sawyer

Joseph G. Sawyer
Chief Financial Officer
May 12, 2003

A signed original of this written statement required by Section 906 has been provided to First Community Corporation and will retained by First Community Corporation and furnished to the Securities and Exchange Commission on its staff upon request.